Exhibit 5.1

October 14, 2021

Nerdy Inc.

101 S. Hanley Rd., Suite 300

St. Louis, MO 63105

Re:	Securities Registered under Registration Statement on Form S-1

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by Nerdy Inc., a Delaware corporation (the “Company”), of (a) the offer and sale from time to time by the selling securityholders listed in the Registration Statement under “Selling Securityholders” (the “Selling Securityholders”) of up to 55,665,294 shares (the “Selling Securityholder Shares”) of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of the Company, (b) the offer and sale from time to time by the Selling Securityholders of 8,281,469 warrants (the “Warrants”) to acquire shares of Class A Common Stock, (c) the issuance by the Company of 8,281,469 shares of Class A Common Stock (the “Warrant Shares”) issuable upon the exercise of the Warrants and the offer and resale from time to time by the Selling Securityholders of the Warrant Shares, (d) the issuance by the Company of 76,732,173 shares of Class A Common Stock (the “Underlying Class A Shares”) upon the exchange of the 76,732,173 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company and a corresponding number of units of Nerdy LLC held by the Selling Stockholders in accordance with the Second Amended and Restated Limited Liability Company Agreement of Nerdy LLC and (e) the offer and sale from time to time by the Selling Securityholders of the Underlying Class A Shares.

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company. For purposes of the opinion set forth in numbered paragraphs 3 and 4, we have assumed that before the Warrant Shares and Underlying Class A Shares are issued the Company does not issue shares of Class A Common Stock or reduce the total number of shares of Class A Common Stock that the Company is authorized to issue under its certificate of incorporation such that the number of unissued shares of Class A Common Stock authorized under the Company’s certificate of incorporation is less than the number of Warrant Shares and Underlying Class A Shares.

The opinions set forth below are limited to the Delaware General Corporation Law and, with regard to numbered paragraph 2 below, New York law.

Based on the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

Nerdy Inc.

October 14, 2021

1. The Selling Securityholder Shares have been duly authorized and validly issued and are fully paid and nonassessable.

2. The Warrants constitute valid and binding obligations of the Company.

3. The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

4. The Underlying Class A Shares, when issued upon exchange of the shares of Class B Common Stock and a corresponding number of units of Nerdy LLC in accordance with the terms of the Second Amended and Restated Limited Liability Company of Nerdy LLC, will have been duly authorized and validly issued and will be fully paid and nonassessable.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter and the opinions it contains shall be interpreted in accordance with the Core Opinion Principles as published in 74 Business Lawyer 815 (Summer 2019).

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP